Exhibit 10.3

SIGA Technologies, Inc.

Performance-Based Restricted Stock Unit Grant Agreement

THIS AGREEMENT, made as of [•], between SIGA Technologies, Inc. (the “Company”) and [NAME] (the “Participant”).

WHEREAS, the Company has adopted and maintains the SIGA Technologies, Inc. 2010 Stock Incentive Plan, as amended (the “Plan”), to establish a flexible vehicle through which the Company may offer equity-based compensation incentives to eligible personnel of the Company and its subsidiaries in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company;

WHEREAS, the Plan provides that the Compensation Committee (the “Committee”) of the Board of Directors (or the Board of Directors if it so elects) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

WHEREAS, the Company and the Participant have entered into an employment agreement, dated January 19, 2024 (the “Employment Agreement”), which sets forth the terms of a sign-on grant of performance-based restricted stock units (the “Performance-Based Units”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.    Grant of Restricted Stock Units. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Participant has been granted [•] Performance-Based Units. If, and when, the Performance-Based Units vest in accordance with the terms herein, each vested Performance-Based Unit shall entitle the Participant to receive one share of common stock of the Company, par value $0.0001 per share (“Common Stock”).

2.    Incorporation of Plan; Definitions. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan. For purposes of this Agreement, the following terms shall mean:

(a) “Change of Control” shall have the meaning assigned to such term in the Employment Agreement.

(b) “Change of Control Period” shall mean the two (2) year period following a Change of Control.

(c) “Grant Date” shall mean [•].

(d) “Final Vesting Date” shall mean [•].

(e) “Performance Period” shall mean the period beginning on the Grant Date and ending on the Final Vesting Date.

(f) “Qualifying Termination” shall have the meaning assigned to such term in the Employment Agreement.

(g) “Sustained Stock Price” means the closing price of Common Stock over any ninety (90) consecutive trading day period as reported on the Nasdaq Global Select Market or, if different from the Nasdaq Global Market, the principal U.S. securities exchange on which the Common Stock is listed on such date.

3.    Vesting.

(a)    Each tranche of Performance-Based Units shall vest on the date that the applicable Sustained Stock Price (as set forth in the table below) is achieved (each, a “Sustained Stock Price Goal”), subject to the Participant’s continued service through the date that the applicable Sustained Stock Price Goal is first satisfied (each such date, a “Vesting Date”), except as otherwise provided in Section 4 or Section 5, hereof:

Sustained Stock Price Goal	Number of Common Stock Issuable Upon the Satisfaction of the Sustained Stock Price Goal
[•]	[•]
[•]	[•]
[•]	[•]

(b)    If a Sustained Stock Price Goal is not satisfied as of the Final Vesting Date (as may be modified by Section 3(c), hereof, if applicable), all Performance-Based Units for which such Sustained Stock Price Goal relates shall thereupon expire, terminate and be cancelled without any payment of any consideration by the Company.

(c)    If immediately prior to any declaration of dividends by the Company during the Performance Period, a Sustained Stock Price Goal has not been achieved, each such Sustained Stock Price Goal shall be decreased by the per share value of any dividends issued by the Company.

4.    Termination of Service.

(a)    Termination of Service for Any Reason Other Than A Qualifying Termination. Upon the Participant’s termination of service with the Company for any reason other than a Qualifying Termination, all of the Participant’s unvested Performance-Based Units shall be forfeited by the Participant as of such date without any payment of any consideration by the Company.

(b)    Termination of Service Upon a Qualifying Termination. Upon the Participant’s Qualifying Termination outside of the Change of Control Period, all of the Participant’s Performance-Based Units that are outstanding and unvested as of immediately prior to such Qualifying Termination shall continue to be eligible to vest, subject to achievement of the applicable Sustained Stock Price Goal, as if the Participant’s employment with the Company had not terminated; provided that, (A) all Performance-Based Units subject to a Sustained Stock Price Goal that is not achieved as of the Final Vesting Date shall thereupon expire, terminate and be cancelled without any payment of any consideration by the Company and (B) if the Participant is in material breach of any covenant contained in Section 7 of the Employment Agreement (as determined by a court of competent jurisdiction), all Performance-Based Units that are outstanding and unvested as of the date of such determination shall thereupon expire, terminate and be cancelled without payment of any consideration by the Company.

5.    Change of Control Treatment.

(a)    In the event of a Change of Control of the Company in which the Participant’s outstanding and unvested Performance-Based Units under this Agreement are assumed, converted, replaced or substituted for by the Company or successor entity, then such Performance-Based Units shall be converted into time-based restricted stock units (the “Time-Based Units”), which shall be eligible to vest on the Final Vesting Date subject to the Participant’s continued service through the Final Vesting Date and shall otherwise be subject to the same terms and conditions as were applicable to the Performance-Based Units (including the terms applicable to termination of service as set forth in Section 4, hereof) and any references herein to the Performance-Based Units shall be deemed to refer to the Time-Based Units; provided, that, if the Participant experiences a Qualifying Termination during the Change of Control Period, then all Time-Based Units, to the extent unvested and outstanding immediately prior to such Qualifying Termination, shall vest on the date of such Qualifying Termination.

(b)    In the event of a Change of Control of the Company, if the Performance-Based Units are not assumed, converted, replaced or substituted for by the Company or successor entity, then all Performance-Based Units, to the extent unvested and outstanding immediately prior to such Change of Control, shall vest upon the occurrence of the Change of Control.

6.    Restrictions on Transferability. The Participant shall not transfer the Performance-Based Units or any rights related thereto. Any attempt to transfer the Performance-Based Units or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such Performance-Based Units, or such related rights.

7.    Issuance of Shares.

(a)    On or within five (5) business days after the applicable Vesting Date, the Company shall issue and deliver to the Participant (or the Participant’s legal representative, beneficiary or heir) shares of Common Stock in respect of the tranche(s) of Performance-Based Units vesting on such date that are to be settled in Common Stock.

(b)    The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Performance-Based Units, except to the extent a stock certificate is issued therefor pursuant to Section 7(a) hereof, and then only from the date such certificate is issued.

8.    Dividend Equivalent Rights. Any distributions or dividends that are declared with respect to the shares of Common Stock underlying the Performance-Based Units between the Grant Date and the applicable Vesting Date shall be paid to the Participant at the time that such shares of Common Stock are issued in settlement of vested Performance-Based Units (without any interest or other earnings credited with respect to such payment) and will not be paid to the Participant in the event that the shares of Performance-Based Units do not become so vested.

9.    Withholding Obligations. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the vesting or settlement of the Performance-Based Units; provided, that, notwithstanding the foregoing, the Participant shall be permitted to satisfy the applicable tax obligations with respect to any shares of Performance-Based Units by net share settlement, pursuant to which the Company shall repurchase the largest whole number of shares of Performance-Based Units having a Fair Market Value (as defined in the Plan) equal to the applicable tax obligations.

10.    Securities Matters. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”), of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws. The Company shall not be obligated to cause to be issued any shares of Common Stock unless and until the Company is advised by its counsel that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the Participant make such covenants, agreements and representations, and that any certificates bear such legends as the Committee, in its sole discretion, deems necessary or desirable. The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares of Common Stock indefinitely unless they are registered under such Act or an exemption from such registration is available.

11.    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

12.    Compliance With Section 409A of the Code. The Performance-Based Units are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) to the extent subject thereto and shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Date of Grant. Notwithstanding any provision in the Plan or this Agreement to the contrary, no payment or distribution under this Agreement that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of the Participant’s termination of service with the Company or any of its Affiliates will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Section 409A of the Code). For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If the Participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” and (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 12 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Agreement will be paid in accordance with the normal payment dates specified for them herein. Notwithstanding the foregoing, the Company nor any of its Affiliates is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the Performance-Based Units.

13.    Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of shares of Performance-Based Units subject to this Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided, that, any such set-off does not result in a penalty under Section 409A of the Code.

14.    Clawback. In accordance with Section 2.9(b) of the Plan, the Performance-Based Units shall be subject to the clawback policies adopted by the Company from time to time.

15.    Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the service of the Company or affect any right which the Company may have to terminate such service.

16.    Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

17.    Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

18.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

19.    Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

20.    Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

21.    Captions. The caption headings of the sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and they shall be given no substantive effect.

22.    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Participant any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Participant.

23.    No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.

24.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

25.    Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Performance-Based Units shall be final and conclusive. The Participant hereby acknowledges that, in the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on her own behalf, thereby representing that she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

SIGA TECHNOLOGIES, INC.

Name:	Daniel J. Luckshire
Title:	Executive Vice President and Chief Financial Officer

Name: [•]